UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Materials Pursuant to §240.14a-12

ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

(Name of Registrant as Specified in its Charter)

1633 Broadway

New York, New York 10019

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

ALLIANZGI CONVERTIBLE & INCOME FUND

ALLIANZGI CONVERTIBLE & INCOME FUND II

ALLIANZGI CONVERTIBLE & INCOME 2024 TARGET TERM FUND

ALLIANZGI DIVERSIFIED INCOME & CONVERTIBLE FUND

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND

ALLIANZGI DIVIDEND, INTEREST & PREMIUM STRATEGY FUND

1633 Broadway

New York, New York 10019

Dear Shareholder:

On behalf of the Board of Trustees (the “Board”) of each of AllianzGI Artificial Intelligence & Technology Opportunities Fund (“AIO”), AllianzGI Convertible & Income Fund (“NCV”), AllianzGI Convertible & Income Fund II (“NCZ”), AllianzGI Convertible & Income 2024 Target Term Fund (“CBH”), AllianzGI Diversified Income & Convertible Fund (“ACV”), AllianzGI Equity & Convertible Income Fund (“NIE”) and AllianzGI Dividend, Interest & Premium Strategy Fund (“NFJ”) (each, a “Fund” and, collectively, the “Funds”), we are pleased to invite you to the joint special meetings (the “Meetings”) of the Shareholders of the Funds to be held at the offices of Allianz Global Investors U.S. LLC (“AllianzGI U.S.”), at 1633 Broadway, between West 50th and West 51st Streets, 42nd Floor, New York, New York 10019, scheduled for 12:00 p.m., Eastern time, on October 28, 2020. Shareholders will also be able to attend the Meetings virtually via webcast. The Meetings are being held to approve a series of changes to the Funds that will allow a transition to a new management structure (the “Transition”) in line with the strategic partnership described below.

On July 7, 2020, AllianzGI U.S., the current investment adviser to each Fund, announced that it had agreed to a strategic partnership with Virtus Investment Partners, Inc., which operates a multi-boutique asset management business. Central to the strategic partnership, and subject to certain Shareholder approvals and additional terms and conditions, affiliates of Virtus Investment Partners, Inc. will become investment adviser and administrator of certain of the Funds as well as other AllianzGI U.S.-managed products. AllianzGI U.S. teams will continue to manage AIO, NCV, NCZ, CBH, ACV and NIE in a sub-advisory capacity. AllianzGI U.S.’s Dallas-based Value Equity team, formerly known as NFJ Investment Group, will join Virtus as an affiliated manager and manage NFJ in a sub-advisory capacity. As discussed further in the Proxy Statement, Virtus has agreed to contractually limit each Fund’s expenses for two years from the closing of the Transition, so that each Fund’s net total expenses do not exceed current levels. Though the Transition will result in significant changes for the Funds, it is not expected to directly result in any change to the personnel responsible for managing the Funds’ assets or the composition of the Funds’ portfolios or in any increase in the fees or expenses borne by Fund Shareholders.

At the upcoming special Meetings, Shareholders will be asked to consider and vote with respect to certain proposals related to the Transition. Specifically, Shareholders will be asked to consider approval of new investment advisory and sub-advisory agreements that will be necessary to complete the Transition.

Each Fund’s Board has unanimously approved these proposals for the Fund and recommends that each Shareholder vote for each proposal on which he or she is entitled to vote.

No matter how many shares you own, your timely vote is important. If you are not available to attend the Meetings, then please promptly give your voting instructions by telephone or via the internet by following the enclosed instructions on your proxy card or you may vote by completing, signing, dating and returning the proxy card in order to avoid the added cost of follow-up solicitations. If you vote by telephone or via the internet, you will be asked to enter a unique code that has been assigned to you, which is printed on your proxy card. This code is designed to confirm your identity, provide access to the voting site and confirm that your instructions are properly recorded. If you have any questions regarding the Proxy Statement, please call AST Fund Solutions, LLC at 1-877-361-7967.

Thank you in advance for your participation in this important vote.

Sincerely,

Thomas J. Fuccillo
President and Chief Executive Officer

New York, New York

September 15, 2020

The Funds and their management are sensitive to the health and travel concerns of the Funds’ Shareholders and the evolving recommendations from public health officials. Due to the difficulties arising from the novel coronavirus pandemic (“COVID-19”), the Meeting will be conducted in person and virtually via webcast. Any Shareholder wishing to participate in the Meeting by means of remote communication can do so. If you were a record holder of Fund shares as of September 10, 2020, please e-mail AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com no later than 3:00 p.m. Eastern Time on October 27, 2020 to register. Please include your Fund’s name in the subject line and provide your name and address in the body of the e-mail. AST will then e-mail you the meeting login information and instructions for voting during the Meeting. If you held Fund shares through an intermediary, such as a broker-dealer, as of September 10, 2020, and you want to participate in the Meeting, please e-mail AST at attendameeting@astfinancial.com no later than 3:00 p.m. Eastern Time on October 27,

2020 to register. Please include your Fund’s name in the subject line and provide your name, address and proof of ownership as of September 10, 2020 from your intermediary. Please be aware that if you wish to vote at the Meeting you must first obtain a legal proxy from your intermediary reflecting your Fund’s name(s), the number of Fund shares you held and your name and e-mail address. You may forward an e-mail from your intermediary containing the legal proxy or attach an image of the legal proxy via e-mail to AST at attendameeting@astfinancial.com and put “Legal Proxy” in the subject line. AST will then e-mail you the meeting login information and instructions for voting during the Meeting. Any Shareholder wishing to participate in the Meeting in person should review the guidance provided on the AllianzGI U.S. website, available at https://us.allianzgi.com/documents/Shareholder-Protocol.

In light of uncertainties relating to COVID-19, the Funds reserve the flexibility to change the date, time, location or means of conducting the Meetings. In the event of such a change, the Funds will issue a press release announcing the change and file the announcement as definitive additional soliciting material on the Security and Exchange Commission’s EDGAR system, and take all other reasonable steps necessary to inform other intermediaries in the proxy process and other relevant market participants of such change, among other steps. Although no decision has been made, the Funds may consider imposing additional procedures or limitations on Meeting attendees, subject to any restrictions imposed by applicable law. The Funds plan to announce these changes, if any, at http://us.allianzgi.com/closedendfunds, and encourage you to check this website prior to the Meetings.